Exhibit 99.1

Q4 and Full Year 2020 Earnings Presentation January 29, 2020

Important Disclaimers 2 Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements may be identified by the use of words such as “may,” “will,” “continue,” “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” “should,” “could,” “would,” “predict,” “potential,” and “project,” the negative of these terms, or other comparable terminology and similar expressions. Forward-looking statements may include projected financial information and results as well as statements about Daseke’s goals, including its restructuring plans; Daseke’s financial strategy, liquidity and capital required for its business strategy and plans; and general economic conditions. The forward-looking statements contained herein are based on information available as of the date of this news release and current expectations, forecasts and assumptions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that Daseke anticipates, and readers are cautioned not to place undue reliance on the forward-looking statements. A number of factors, many of which are beyond our control, could cause actual results or outcomes to differ materially from those indicated by the forward-looking statements contained herein. These factors include, but are not limited to, general economic and business risks, such as downturns in customers’ business cycles and disruptions in capital and credit markets (including as a result of the coronavirus (COVID-19) pandemic or other global and national heath epidemics or concerns); Daseke’s ability to adequately address downward pricing and other competitive pressures; driver shortages and increases in driver compensation or owner-operator contracted rates; Daseke’s ability to execute and realize all of the expected benefits of its integration, business improvement and comprehensive restructuring plans; loss of key personnel; Daseke’s ability to realize all of the intended benefits from recent or future acquisitions; Daseke’s ability to complete recent or future divestitures successfully; seasonality and the impact of weather and other catastrophic events; fluctuations in the price or availability of diesel fuel; increased prices for, or decreases in the availability of, new revenue equipment and decreases in the value of used revenue equipment; Daseke’s ability to generate sufficient cash to service all of its indebtedness and Daseke’s ability to finance its capital requirements; restrictions in Daseke’s existing and future debt agreements; increases in interest rates; changes in existing laws or regulations, including environmental and worker health safety laws and regulations and those relating to tax rates or taxes in general; the impact of governmental regulations and other governmental actions related to Daseke and its operations; insurance and claims expenses; and litigation and governmental proceedings. For additional information regarding known material factors that could cause our actual results to differ from those expressed in forward-looking statements, please see Daseke’s filings with the Securities and Exchange Commission (the “SEC”), available at www.sec.gov, including Daseke’s Annual Report on Form 10-K filed with the SEC on March 10, 2020 and subsequent Quarterly Reports on Form 10-Q, particularly the section titled “Risk Factors.” The effect of the COVID-19 pandemic may remain prevalent for a significant period of time and may continue to adversely affect the Company’s business, results of operations and financial condition even after the COVID-19 pandemic has subsided and “stay at home” mandates have been lifted. The extent to which the COVID-19 pandemic impacts the Company will depend on numerous evolving factors and future developments that we are not able to predict. There are no comparable recent events that provide guidance as to the effect the COVID-19 global pandemic may have, and, as a result, the ultimate impact of the pandemic is highly uncertain and subject to change. Additionally, the Company will regularly evaluate its capital structure and liquidity position. From time to time and as opportunities arise, the Company may access the debt capital markets and modify its debt arrangements to optimize its capital structure and liquidity position. Daseke does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date as of when they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. Non-GAAP Financial Measures This presentation includes non-GAAP financial measures for the Company and its reporting segments. The Company believes its presentation of Non-GAAP financial measures is useful because it provides investors and industry analysts the same information that the Company uses internally for purposes of assessing its core operating performance. You can find the reconciliations of these measures to the nearest comparable GAAP measure in the Appendix of this presentation. Please note that non-GAAP measures are not a substitute for, or more meaningful than, net income (loss), cash flows from operating activities, operating income or any other measure prescribed by GAAP, and there are limitations to using non-GAAP measures. Certain items excluded from these non- GAAP measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, tax structure and the historic costs of depreciable assets. Also, other companies in Daseke’s industry may define these non‐GAAP measures differently than Daseke does, and as a result, it may be difficult to use these non‐GAAP measures to compare the performance of those companies to Daseke’s performance. Because of these limitations, these non-GAAP measures should not be considered a measure of the income generated by Daseke’s business or discretionary cash available to it to invest in the growth of its business. Daseke’s management compensates for these limitations by relying primarily on Daseke’s GAAP results and using these non-GAAP measures supplementally. In the non-GAAP measures discussed below, management refers to certain material items that management believes do not reflect the Company’s core operating performance, which management believes represent its performance in the ordinary, ongoing and customary course of its operations. Management views the Company’s core operating performance as its operating results excluding the impact of items including, but not limited to, stock based compensation, impairments, amortization of intangible assets, restructuring, business transformation costs, and severance. Management believes excluding these items enables investors to evaluate more clearly and consistently the Company’s core operational performance in the same manner that management evaluates its core operational performance. Daseke defines Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest, (iii) income taxes, and (iv) other material items that management believes do not reflect our core operating performance. Adjusted EBITDA ex-Aveda is defined as Adjusted EBITDA less the Adjusted EBITDA of the Aveda business, which we disposed of in 2020. Adjusted EBITDA ex-Aveda margin is defined as Adjusted EBITDA ex-Aveda divided by Total revenue ex-Aveda. Daseke defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of total revenue. Daseke defines Adjusted Net Income (Loss) ex-Aveda as net income (loss) tax-adjusted using an adjusted effective tax rate for material items that management believes do not reflect our core operating performance. Daseke defines Adjusted Net Income (Loss) ex-Aveda per share as Adjusted Net Income (Loss) ex-Aveda divided by the weighted average number of shares of common stock outstanding during the period under the two-class method. The Company uses Total revenue ex-Aveda, Adjusted Operating Income (Loss) ex-Aveda and Adjusted Operating Ratio ex-Aveda as a supplement to its GAAP results in evaluating certain aspects of its business, as described below. The Company defines Adjusted Operating Income (Loss) as (a) total revenue less (b) Adjusted Operating Expenses. The Company defines Adjusted Operating Expenses as (a) total operating expenses (i) less material items that management believes do not reflect our core operating performance. The Company defines Adjusted Operating Ratio as (a) Adjusted Operating Expenses, as a percentage of (b) total revenue. The Company defines previously defined terms appended with ex-Aveda as their previously defined term excluding the impact of the Aveda business, which we disposed of in 2020. Daseke defines Free Cash Flow as net cash provided by operating activities less purchases of property and equipment, plus proceeds from sale of property and equipment as such amounts are shown on the face of the Statements of Cash Flows. Daseke defines Revenue excluding fuel surcharge ex- Aveda as revenue less fuel surcharges and Aveda revenue. See the Appendix for directly comparable GAAP measures. Daseke defines net debt as total debt less cash and cash equivalents. Industry and Market Data This presentation includes market data and other statistical information from third party sources, including independent industry publications, government publications and other published independent sources. Although Daseke believes these third-party sources are reliable as of their respective dates, Daseke has not independently verified the accuracy or completeness of this information.

• Cash Flow from Operations of $137.3 million in 2020 • Delivered $168.9 million in Free Cash Flow in 2020 • Net Debt of $503.5 million, down $104.9 million from year-end 2019 • Significantly lowered leverage to 2.6x(1) • Improved Y/Y liquidity to $259.4 million(2) 3 Big Picture Takeaways: Q4 & 2020 Earnings 2020 Success Positions Daseke for Growth Capturing industrial reflation & repositioning for long-term appreciation Effective Execution of Restructuring Maintaining solid operational & financial performance • Commitment to executing inflight operational and tactical initiatives led by newly formed leadership team • Leverage new organizational infrastructure (Finance, HR, IT, Safety and Risk Management) to drive further efficiencies • Demonstrate ability to drive accretive, sustainable growth Strong Financial Foundation More profitable operations driving FCF and Balance Sheet Strength (1) As defined in credit agreement. (2) Available liquidity is the sum of cash plus revolving line of credit availability. • In 2020, fortified the platform and streamlined the business through organizational integrations as well as an enhanced focus on data-driven decision making • Materially improved OR, completed phase I & II of Operational / Cost Improvement Plan, and divested Aveda • Built a full C-suite of proven industry executives, who remain focused on continuing to drive operational excellence • Business resilience supported by portfolio approach and diversity of customer profile; remains critical in 2021 • CEO search process well underway

✓ Strong results driven by operational improvements and less seasonal impacts than historical fourth quarters ✓ Diverse customer profile smooths business as broader industrial recovery building momentum (e.g., construction, steel), helping offset normalizing of unprecedented 2020 wind and high security cargo trends ✓ Rate environment continued to improve in Q4 and in early 2021, helping offset lighter pandemic-related volumes ✓ Remain highly focused on driving continued and consistent OR improvement through operational excellence and strategic execution Cash Flow from Operations Net Debt $503.5m Down $105m year-over-year Q4 2020: Quarter in Review Revenue 4 Adj. EBITDA Free Cash Flow $168.9m 2020 $12.5m Q4 2020 $137.3m 2020 $14.9m Q4 2020 $175.8m 2020 $39.5m Q4 2020 $1.45b 2020 $335.6m Q4 2020 94.3% 2020 Adj. Operating Ratio 97.6% 2020 Operating Ratio

5 Q4 2020 Consolidated Financial Results (Quarter ended December 31) Q4 2020 Results ($ in millions) Adj. Net Income and Adj. EBITDA ex-Aveda continue to overcome Y/Y volume pressures 4Q20 4Q19%▲ Total Revenue $335.6 $403.0 (17%) Revenue (excl. FSC) (1) $314.0 $371.0 (15%) Operating Income (Loss) (2) $3.1 ($0.9) nm Net Income (Loss) (2) $7.3 ($18.4) nm Adjusted EBITDA (1) $39.5 $37.9 +4% Total Segments Adj. EBITDA (1) $47.1 $49.2 (4%) Corporate Adj. EBITDA (1) ($7.6) ($11.3) (33%) (Quarter ended December 31) Q4 2020 Results Excluding Aveda (1) ($ in millions) 4Q20 4Q19%▲ Total Revenue $335.6 $360.9 (7%) Revenue (excl. FSC) $314.0 $328.9 (5%) Operating Income (Loss) $1.7 $2.2 (23%) Adjusted Net Income $9.2 $5.3 +74% Adjusted EBITDA $39.4 $37.2 +6% Total Segments Adj. EBITDA $47.0 $48.5 (3%) Corporate Adj. EBITDA ($7.6) ($11.3) (33%) (1) See reconciliations for non-GAAP measures (2) Q4 2020 and Q4 2019 included non-cash impairment charges of $2.0 million and $6.0 million, respectively.

6 FY 2020 Consolidated Financial Results (Year ended December 31) FY 2020 Results ($ in millions) Operational Improvement Plans help overcome pandemic-driven demand challenges 2020 2019%▲ Total Revenue $1,454.1 $1,737.0 (16%) Revenue (excl. FSC) (1) $1,357.4 $1,602.1 (15%) Operating Income (Loss) (2) $35.4 ($312.1) nm Net Income (Loss) (2) $6.2 ($307.4) nm Adjusted EBITDA (1) $175.8 $170.9 +3% Total Segments Adj. EBITDA (1) $209.2 $215.7 (3%) Corporate Adj. EBITDA (1) ($33.4) ($44.8) (25%) (Year ended December 31) FY 2020 Results Excluding Aveda (1) ($ in millions) 2020 2019%▲ Total Revenue $1,402.4 $1,530.7 (8%) Revenue (excl. FSC) $1,305.7 $1,395.8 (6%) Operating Income (Loss) $61.4 ($266.2) nm Adjusted Net Income $39.6 $9.4 +321% Adjusted EBITDA $178.7 $155.6 +15% Total Segments Adj. EBITDA $212.1 $200.4 +6% Corporate Adj. EBITDA ($33.4) ($44.8) (25%) (1) See reconciliations for non-GAAP measures (2) 2020 and 2019 included non-cash impairment charges of $15.4 million and $312.8 million, respectively.

7 Specialized Financial Metrics (1) Rate per mile is the period’s revenue less fuel surcharge, brokerage and logistics revenues divided by total number of company and owner-operator miles driven in the period. Revenue per Tractor is the period’s revenue less fuel surcharge, brokerage and logistics revenues divided by the average number of tractors in the period, including owner-operator tractors. Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment. Q4 2020 Q4 2019%▲ Revenue $196.5 $257.4 (24%) Operating Ratio 92.8% 96.1% -330 bps Adj. Operating Ratio 92.8% 94.4% -160 bps Adjusted EBITDA $30.0 $31.4 (4%) Adjusted EBITDA Margin 15.3% 12.2% +310 bps Rate per Mile (1) $2.96 $3.43 (14%) Revenue per Tractor (1) $59.1K $59.8K (1%) ($ in Millions, Quarter ended December 31 except Rate per Mile and Revenue per Tractor) Q4 2020 Results Specialized Segment: Defensible Advantages • Embrace Complexity • Technical Know-how • Highly Specialized Equipment • Highly Skilled, Experienced Drivers

$2.96 $2.83 $3.05 $3.28 $2.96 $56.6 K $54.8 K $59.4 K $67.5 K $59.1 K $40.00 $45.00 $50.00 $55.00 $60.00 $65.00 $70.00 $2.50 $2.70 $2.90 $3.10 $3.30 $3.50 $3.70 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Specialized Rates (ex-Aveda) Rate per Mile Revenue per Tractor 8 Specialized Financial Metrics Excluding Aveda Q4 2020 Q4 2019%▲ Revenue $196.5 $215.3 (9%) Operating Ratio 93.5% 93.9% -40 bps Adj. Operating Ratio 92.8% 91.9% +90 bps Adjusted EBITDA $29.9 $30.7 (3%) Adjusted EBITDA Margin 15.2% 14.3% +90 bps (1) (1) ($ in Millions, Quarter ended December 31) Q4 2020 Results ✓ Revenues lower Y/Y with reduced fleet size and pandemic-led volume headwinds ✓ Adjusted EBITDA margins improve Y/Y despite decline in revenues and higher insurance costs ✓ Improved contract rates across specialized market helping offset weaker Y/Y volumes and lower wind revenues (1) Rate per mile is the period’s revenue less fuel surcharge, brokerage and logistics revenues divided by total number of company and owner-operator miles driven in the period. Revenue per Tractor is the period’s revenue less fuel surcharge, brokerage and logistics revenues divided by the average number of tractors in the period, including owner-operator tractors. Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

9 Flatbed Financial Metrics $1.87 $1.86 $1.80 $1.94 $2.03 $38.5 K $42.3 K $40.1 K $43.0 K $43.0 K $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 $50.00 $1.20 $1.40 $1.60 $1.80 $2.00 $2.20 $2.40 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Flatbed Rates Rate per Mile Revenue per Tractor (1) (1) Q4 2020 Q4 2019%▲ Revenue $142.1 $150.3 (5%) Operating Ratio 97.2% 97.3% -10bps Adj. Operating Ratio 94.9% 93.7% +120 bps Adjusted EBITDA $17.1 $17.8 (4%) Adjusted EBITDA Margin 12.0% 11.8% +20 bps ($ in Millions, Quarter ended December 31) Q4 2020 Results ✓ Operational improvement plans and business integrations contribute to expansion in Adjusted EBITDA margin, despite lower volumes ✓ Improving rate environment, offset by higher insurance costs and lower brokerage revenues ✓ Operating Ratio and Adjusted EBITDA margin improve as operating costs have declined through fleet optimization (1) Rate per mile is the period’s revenue less fuel surcharge, brokerage and logistics revenues divided by total number of company and owner-operator miles driven in the period. Revenue per Tractor is the period’s revenue less fuel surcharge, brokerage and logistics revenues divided by the average number of tractors in the period, including owner-operator tractors. Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Cash $176.2 Revolving line of credit availability $83.2 Available liquidity(1) $259.4 Net Debt $503.5 Leverage ratio per bank covenants, which adjusts EBITDA for one-time costs (2) 2.6x 10 Capital Summary & Free Cash Flow (1) Available liquidity is the sum of cash plus revolving line of credit availability. (2) As defined in credit agreement. ($ in millions) Capital Summary As of December 31, 2020 ($ in millions) Free Cash Flow & Financed Capex

2021 Outlook: Preparing to Return to Growth 11 2021 Outlook Revenue $1.4B - $1.5B Adjusted EBITDA $165M - $175M Net Capex $100M - $110M Cash Capex Less Proceeds $35M - $45M Assumptions and Outlook • Expect freight volumes to remain flat to FY’20 • Tailwinds: Increased industrial demand & operational initiatives • Headwinds: Insurance costs & 2020 outsized margin impacts • Other Impacts: 2020 expanded utilization of operating leases Ongoing execution of operational initiatives expected to offset headwinds

2021 Priorities: Disciplined balance of growth, optimization 12 ✓ Continue to monitor and stay agile while navigating pandemic ✓ Protect the safety of our people, customers and communities ✓ Leverage benefits of scale and inter-OpCo coordination to better service customers ✓ Rapidly evaluate and integrate strategic growth opportunities ✓ Supports proactive, opportunistic execution across market cycles ✓ Enables staying power and resilience ✓ Leverage operational capacity to drive shareholder value ✓ Increase strategic relevance to maintain competitive advantage in select end-markets Prioritize Safety Investment in Workflows & Technology Fortress Balance Sheet Selective Pursuit of Growth Opportunities

Financial Reconciliations

DASEKE

Daseke, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to Adjusted EBITDA ex-Aveda by Segment

Reconciliation of Net Income (Loss) Margin to Adjusted EBITDA ex-Aveda Margin by Segment

(Unaudited)

(In millions)

	Three Months Ended December 31, 2020				Year Ended December 31, 2020			
(Dollars in millions)	**Flatbed**	**Specialized**	**Corporate**	**Consolidated**	**Flatbed**	**Specialized**	**Corporate**	**Consolidated**
Net income (loss)	$ (11.0)	$ 10.5	$ 7.8	$ 7.3	$ 3.9	$ 26.9	$ (24.6)	$ 6.2
Depreciation and amortization	10.6	16.1	0.2	26.9	38.3	59.1	0.9	98.3
Interest income	—	(0.1)	—	(0.1)	(0.2)	(0.1)	(0.3)	(0.6)
Interest expense	2.3	2.6	5.9	10.8	9.5	11.4	24.0	44.9
Income tax expense (benefit)	(3.5)	(9.0)	12.1	(0.4)	3.4	5.1	(8.7)	(0.2)
Stock based compensation	0.1	0.3	0.6	1.0	0.7	1.4	3.9	6.0
Impairment	2.0	—	—	2.0	2.0	13.4	—	15.4
Impaired lease termination	—	(0.1)	—	(0.1)	—	(2.5)	—	(2.5)
Arbitrated decrease in contingent consideration	—	(13.7)	—	(13.7)	—	(13.7)	—	(13.7)
Corporate expense allocation	16.3	24.6	(40.9)	—	16.3	24.6	(40.9)	—
Other [1]	0.3	(1.2)	6.7	5.8	0.7	9.0	12.3	22.0
Adjusted EBITDA	**$ 17.1**	**$ 30.0**	**$ (7.6)**	**$ 39.5**	**$ 74.6**	**$ 134.6**	**$ (33.4)**	**$ 175.8**
Less Aveda Adjusted EBITDA		(0.1)		(0.1)		2.9		2.9
Adjusted EBITDA ex-Aveda		**$ 29.9**		**$ 39.4**		**$ 137.5**		**$ 178.7**
Total revenue	142.0	196.5	(2.9)	335.6	578.9	893.7	(18.5)	1,454.1
Total revenue ex-Aveda		196.5		335.6		842.0		1,402.4
Net income (loss) margin	(7.7) %	5.3 %	(269.0) %	2.2 %	0.7 %	3.0 %	133.0 %	0.4 %
Adjusted EBITDA margin	12.0 %	15.3 %	262.1 %	11.8 %	12.9 %	15.1 %	180.5 %	12.1 %
Adjusted EBITDA ex-Aveda margin		15.2 %		11.7 %		16.3 %		12.7 %

(1) Other includes business transformation costs, restructuring and severance.

13

Financial Reconciliations

DASEKE

Daseke, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted EBITDA ex-Aveda by Segment
Reconciliation of Net Income (Loss) Margin to Adjusted EBITDA ex-Aveda Margin by Segment
(Unaudited)
(In millions)

	Three Months Ended December 31, 2019				Year Ended December 31, 2019			
(Dollars in millions)	**Flatbed**	**Specialized**	**Corporate**	**Consolidated**	**Flatbed**	**Specialized**	**Corporate**	**Consolidated**
Net income (loss) margin	$ (12.6)	$ (25.3)	$ 19.5	$ (18.4)	$ (106.1)	$ (177.4)	$ (23.9)	$ (307.4)
Depreciation and amortization	9.2	17.6	0.2	27.0	51.9	93.9	0.7	146.5
Interest income	—	—	(0.3)	(0.3)	(0.2)	—	(0.8)	(1.0)
Interest expense	2.5	3.1	6.6	12.2	10.6	12.9	26.9	50.4
Write-off of deferred financing fees	—	—	0.3	0.3	—	—	2.3	2.3
Income tax expense (benefit)	(7.3)	(0.5)	13.6	5.8	(20.0)	(26.2)	(8.4)	(54.6)
Stock based compensation	0.2	0.3	0.4	0.9	0.7	1.6	1.5	3.8
Impairment	3.5	2.5	—	6.0	116.7	196.1	—	312.8
Corporate expense allocation	21.5	33.3	(54.8)	—	21.5	33.3	(54.8)	—
Other [(1)]	0.8	0.4	3.2	4.4	1.8	4.6	11.7	18.1
Adjusted EBITDA	**$ 17.8**	**$ 31.4**	**$ (11.3)**	**$ 37.9**	**$ 76.9**	**$ 138.8**	**$ (44.8)**	**$ 170.9**
Less Aveda Adjusted EBITDA		(0.7)		(0.7)		(15.3)		(15.3)
Adjusted EBITDA ex-Aveda		**$ 30.7**		**$ 37.2**		**$ 123.5**		**$ 155.6**
Total revenue	150.3	257.4	(4.7)	403.0	663.0	1,095.7	(21.7)	1,737.0
Total revenue ex-Aveda		215.3		360.9		889.4		1,530.7
Net income (loss) margin	6.1 %	6.8 %	(4.3) %	6.7 %	7.8 %	8.6 %	(3.2) %	8.4 %
Adjusted EBITDA margin	11.8 %	12.2 %	240.4 %	9.4 %	11.6 %	12.7 %	206.5 %	9.8 %
Adjusted EBITDA ex-Aveda margin		14.3 %		10.3 %		13.9 %		10.2 %

(1) Other includes business transformation costs, restructuring and severance.

14

Financial Reconciliations

DASEKE

Daseke, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to Adjusted Net Income ex-Aveda

(Unaudited)

(In millions)

(Dollars in millions, except share and per share data)	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	Year Ended December 31, 2020	Year Ended December 31, 2019
Net income (loss)	$ 7.3	(18.4)	6.2	(307.4)
Less Aveda Net income (loss)	13.1	(6.0)	(11.9)	(42.6)
Net income (loss) ex-Aveda	(5.8)	(12.4)	18.1	(264.8)
Adjusted for:				
Income tax expense (benefit)	(0.4)	5.8	(0.2)	(54.6)
Less Aveda Income tax expense (benefit)	(2.9)	(0.7)	(5.8)	(6.7)
Income tax expense (benefit) ex-Aveda	2.5	6.5	5.6	(47.9)
Income (loss) before income taxes	6.9	(12.6)	6.0	(362.0)
Income (loss) before income taxes ex-Aveda	(3.3)	(5.9)	23.7	(312.7)
Add:				
Stock based compensation	1.0	0.9	6.0	3.8
Impairment	2.0	6.0	15.4	312.8
Impaired lease termination	(0.1)	—	(2.5)	—
Arbitrated decrease in contingent consideration	(13.7)	—	(13.7)	—
Amortization of intangible assets	1.7	1.9	7.2	14.3
Net impact of step-up in basis of acquired assets	—	(0.1)	—	18.1
Other [(1)]	5.8	4.4	22.0	18.1
Adjusted income (loss) before income taxes	3.6	0.5	40.4	5.1
Less Aveda adjustments	(15.1)	—	6.4	45.2
Adjusted income (loss) before income taxes ex-Aveda	8.5	7.2	51.7	9.2
Income tax (expense) benefit at adjusted effective rate	0.7	(1.9)	(12.1)	0.2
Adjusted Net Income ex-Aveda	**$ 9.2**	**$ 5.3**	**$ 39.6**	**$ 9.4**

15

Financial Reconciliations

Daseke, Inc. and Subsidiaries

Reconciliation of Operating Ratio to Adjusted Operating Ratio ex-Aveda

Reconciliation of Operating Income (Loss) to Operating Income (Loss) ex-Aveda

Reconciliation of Revenue to Revenue ex-Aveda

(Unaudited)

(In millions)

	Three Months Ended December 31,					
(Dollars in millions)	2020	2019	2020	2019	2020	2019
	Consolidated		Flatbed		Specialized	
Revenue	$ 335.6	$ 403.0	$ 142.1	$ 150.3	$ 196.5	$ 257.4
Less Aveda Revenue	—	(42.1)			—	(42.1)
Revenue ex-Aveda	$ 335.6	$ 360.9			$ 196.5	$ 215.3
Salaries, wages and employee benefits	93.7	112.1	30.1	32.1	57.0	75.7
Fuel	20.2	33.2	6.8	12.1	13.4	21.1
Operations and maintenance	32.7	48.4	9.5	12.0	23.4	36.4
Purchased freight	117.0	139.2	67.5	67.0	52.3	76.8
Depreciation and amortization	26.9	27.0	10.6	9.2	16.1	17.6
Impairment	2.0	6.0	2.0	3.5	—	2.5
Restructuring	0.9	1.5	0.3	0.8	0.5	0.4
Other operating expenses	39.1	36.5	11.3	9.5	19.6	16.8
Operating expenses	332.5	403.9	138.1	146.2	182.3	247.3
Less Aveda Operating Expenses	1.4	(45.2)			1.4	(45.2)
Operating expenses ex-Aveda	333.9	358.7			183.7	202.1
Operating income (loss)	$ 3.1	$ (0.9)	$ 4.0	$ 4.1	$ 14.2	$ 10.1
Operating income (loss) ex-Aveda	$ 1.7	$ 2.2			$ 12.8	$ 13.2
Operating ratio	99.1%	100.2%	97.2%	97.3%	92.8%	96.1%
Operating ratio ex-Aveda	99.5%	99.4%			93.5%	93.9%
Stock based compensation	1.0	0.9	0.1	0.2	0.3	0.3
Impairment	2.0	6.0	2.0	3.5	—	2.5
Impaired lease termination	(0.1)	—	—	—	(0.1)	—
Amortization of intangible assets	1.7	1.9	0.8	0.8	0.9	1.1
Net impact of step-up in basis of acquired assets	—	(0.1)	—	0.1	—	—
Other [1]	5.8	4.4	0.3	0.8	(1.2)	0.4
Adjusted operating expenses	322.1	390.8	134.9	140.8	182.4	243.0
Less Aveda Operating Expense Adjustments	1.4	(0.1)			1.4	(0.1)
Adjusted operating expenses ex-Aveda	322.1	345.7			182.4	197.9
Adjusted operating income	$ 13.5	$ 12.2	$ 7.2	$ 9.5	$ 14.1	$ 14.4
Adjusted operating income ex-Aveda	$ 13.5	$ 15.2			$ 14.1	$ 17.4
Adjusted operating ratio	96.0%	97.0%	94.9%	93.7%	92.8%	94.4%
Adjusted operating ratio ex-Aveda	96.0%	95.8%			92.8%	91.9%

(1) Other includes business transformation costs, restructuring and severance.

16

Financial Reconciliations

DASEKE

Daseke, Inc. and Subsidiaries

Reconciliation of Operating Ratio to Adjusted Operating Ratio ex-Aveda

Reconciliation of Operating Income (Loss) to Operating Income (Loss) ex-Aveda

Reconciliation of Revenue to Revenue ex-Aveda

(Unaudited)

(In millions)

(Dollars in millions)	Year Ended December 31,					
	2020	2019	2020	2019	2020	2019
	Consolidated		Flatbed		Specialized	
Revenue	$ 1,454.1	$ 1,737.0	$ 578.9	$ 663.0	$ 893.7	$ 1,095.7
Less Aveda Revenue	(51.7)	(206.3)			(51.7)	(206.3)
Revenue ex-Aveda	$ 1,402.4	$ 1,530.7			$ 842.0	$ 889.4
Salaries, wages and employee benefits	399.4	483.2	124.1	136.5	255.2	322.1
Fuel	87.3	138.5	31.1	49.9	56.2	88.6
Operations and maintenance	169.1	213.1	41.6	52.5	127.6	160.0
Purchased freight	491.4	597.7	264.5	304.8	245.4	314.6
Depreciation and amortization	98.3	146.5	38.3	51.8	59.1	94.0
Impairment	15.4	312.8	2.0	116.7	13.4	196.1
Restructuring	9.5	8.4	0.6	1.7	8.8	3.9
Other operating expenses	148.3	148.9	44.1	43.5	74.7	75.1
Operating expenses	1,418.7	2,049.1	546.3	757.4	840.4	1,254.4
Less Aveda Operating Expenses	(77.7)	(252.2)			(77.7)	(252.2)
Operating expenses ex-Aveda	1,341.0	1,796.9			762.7	1,002.2
Operating income (loss)	$ 35.4	$ (312.1)	$ 32.6	$ (94.4)	$ 53.3	$ (158.7)
Operating income (loss) ex-Aveda	$ 61.4	$ (266.2)			$ 79.3	$ (112.8)
Operating ratio	97.6%	118.0%	94.4%	114.2%	94.0%	114.5%
Operating ratio (ex-Aveda)	95.6%	117.4%			90.6%	112.7%
Stock based compensation	6.0	3.8	0.7	0.7	1.4	1.6
Impairment	15.4	312.8	2.0	116.7	13.4	196.1
Impaired lease termination	(2.5)	—	—	—	(2.5)	—
Amortization of intangible assets	7.2	14.3	3.2	5.3	4.0	9.0
Net impact of step-up in basis of acquired assets	—	18.1	—	1.7	—	16.6
Other [(1)]	22.0	18.1	0.7	1.8	9.0	4.6
Adjusted operating expenses	1,370.6	1,682.0	539.7	631.2	815.1	1,026.5
Less Aveda Operating Expense Adjustments	(20.1)	(45.2)			(20.1)	(45.2)
Adjusted operating expenses ex-Aveda	1,313.0	1,475.0			757.5	819.5
Adjusted operating income	$ 83.5	$ 55.0	$ 39.2	$ 31.8	$ 78.6	$ 69.2
Adjusted operating income ex-Aveda	$ 89.4	$ 55.7			$ 84.5	$ 69.9
Adjusted operating ratio	94.3%	96.8%	93.2%	95.2%	91.2%	93.7%
Adjusted operating ratio ex-Aveda	93.6%	96.4%			90.0%	92.1%

(1) Other includes business transformation costs, restructuring and severance.

17

18 Financial Reconciliations (Dollars in millions) Net cash provided by operating activities $ 14.9 $ 24.7 $ 137.3 $ 114.1 Purchases of property and equipment (19.2) (4.6) (37.2) (22.0) Proceeds from sale of property and equipment 16.8 14.0 68.8 37.8 Free Cash Flow $ 12.5 $ 34.1 $ 168.9 $ 129.9 Daseke, Inc. and Subsidiaries Reconciliation of cash flows from operating activities to Free Cash Flow (Unaudited) (In millions) Three months ended Year Ended December 31, December 31, 2020 2019 2020 2019 (Dollars in millions) Total revenue $ 335.6 $ 403.0 $ 1,454.1 $ 1,737.0 Less: Fuel surcharge (21.6) (32.0) (96.7) (134.9) Revenue excluding fuel surcharge 314.0 371.0 1,357.4 1,602.1 Less: Aveda total revenue — (42.1) (51.7) (206.3) Revenue excluding fuel surcharge ex-Aveda $ 314.0 $ 328.9 $ 1,305.7 $ 1,395.8 2020 2019 2020 2019 Daseke, Inc. and Subsidiaries Reconciliation of Total Revenue to Revenue Excluding Fuel Surcharge ex-Aveda (Unaudited) (In millions) Three Months Ended December 31, Year Ended December 31,

Financial Reconciliations 19 Term Loan Facility $ 483.5 $ 490.2 Equipment term loans 164.9 188.4 Finance lease obligations 31.3 25.5 Total debt 679.7 704.1 Less: cash and cash equivalents (176.2) (95.7) Net debt $ 503.5 $ 608.4 2020 2019 Daseke, Inc. and Subsidiaries Reconciliation of total debt to net debt (Unaudited) (In millions) As of December 31,

20 Capitalization Summary Security Issued or Granted Common Stock Equivalent Common shares (1) 65,023,174 65,023,174 Restricted stock units - in the money 594,801 594,801 Options - in the money 1,490,645 1,490,645 Total in-the-money shares 67,108,620 (1) The weighted average common shares outstanding at December 31, 2020 was 64,775,275. Daseke, Inc. and Subsidiaries Capitalization Summary (2) As of December 31, 2020 (2) Out-of-the money securities not included in the above table as of December 31, 2020: a) 35,040,656 common stock warrants, representing 17,520,328 shares of common stock with an exercise price of $11.50; b) 650,000 shares of Series A Convertible Preferred as of December 31, 2020 with a conversion price of $11.50 and initially convertible into 8.6957 shares of common stock per preferred share (5,625,173); c) 1,624,286 stock options - vested and unvested, consisting of Director and Employee stock options of 100,000 (weighted average exercise price of $9.98) and 1,524,286 - vested and unvested (weighted average exercise price of $10.20), respectively, with a stock price of $5.81 as of December 31, 2020.

Daseke, Inc. 15455 Dallas Parkway, Ste 550 Addison, TX 75001 www.Daseke.com Investor Relations Joe Caminiti or Ashley Gruenberg, Alpha IR 312-445-2870 DSKE@alpha-ir.com 21 Contact Information